Statement Under Oath of Principal Executive Officer Regarding Facts and
                 Circumstances Relating to Exchange Act Filings

I, Lawrence A. Weinbach, Chairman, President and Chief Executive Officer of Unisys Corporation ("Unisys"), state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Unisys, and, except as corrected or supplemented in a subsequent covered report:

     * no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     * no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the audit committee of Unisys.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     * Unisys Annual Report on Form 10-K for the year ended December 31, 2001;

     * all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Unisys filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     * any amendments to any of the foregoing.

    /s/ Lawrence A. Weinbach                        Subscribed and sworn to
    ------------------------                        before me this 13th day of
        Lawrence A. Weinbach                        August 2002.
        Chairman, President and
        Chief Executive Officer                     /s/ Sandra A. McGeehan
        August 13, 2002                                ------------------------
                                                       Notary Public
                                                       My Commission Expires:
                                                       February 12, 2006